SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [   ]

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 240.14a-12

INTERLAND, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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LOGO

INTERLAND, INC.
303 PEACHTREE CENTER AVENUE, SUITE 500
ATLANTA, GEORGIA 30303

March__, 2002

To Our Shareholders:

     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Interland, Inc. to be held at our offices located at 303 Peachtree Center Avenue, Suite 500, Atlanta, Georgia, on April 24, 2002, at 10 a.m. Eastern Time. The matters expected to be acted upon at the meeting are described in detail in the accompanying notice of annual meeting of shareholders and proxy statement.

     Please use this opportunity to take part in Interland’s affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting in person, please complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope before the meeting so that your shares will be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

     We hope to see you at the meeting.

Sincerely,

Joel J. Kocher Chairman of the Board and Chief Executive Officer

VOTING SECURITIES AND PRINCIPAL HOLDERS
PROPOSAL NO. 1
APPROVAL OF 2002 EQUITY INCENTIVE PLAN
PROPOSAL NO. 2
AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK
DESCRIPTION OF THE 2001 EQUITY INCENTIVE PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
RELATED PARTY TRANSACTIONS
SHAREHOLDER PROPOSALS
COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
OTHER BUSINESS

LOGO

INTERLAND, INC.
303 PEACHTREE CENTER AVENUE, SUITE 500
ATLANTA, GEORGIA 30303

NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

     Notice is Hereby Given that the 2001 Annual Meeting of Shareholders of Interland, Inc., a Minnesota corporation (“Interland” or the “Company”) will be held on Wednesday, April 24, 2002, at 10:00 a.m., Eastern Time, at the Company’s offices at 303 Peachtree Center Avenue, Suite 500, Atlanta, Georgia, for the following purposes:

     1. To approve the Company’s 2002 Equity Incentive Plan.

     2. To approve an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of Common Stock from 200,000,000 to 210,000,000 shares.

     3. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     These items of business are more fully described in the proxy statement accompanying this notice. Only shareholders of record at the close of business on March 1, 2002 are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

Your vote is important, regardless of the number of shares that you own.

     All shareholders are cordially invited to attend the meeting in person. Shareholders will be required to furnish proof of ownership of the Company’s common stock before being admitted to the meeting. Shareholders holding shares in the name of a broker, bank or other nominee must bring a statement from the broker, bank or nominee confirming their ownership of the Company’s common stock.

     To ensure your representation at the meeting in the event you cannot attend, you are urged to return a proxy as soon as possible. Shareholders may vote, sign, date and return the enclosed proxy in the postage-prepaid envelope provided. As an alternative to using the paper proxy to vote, shareholders may vote electronically via the Internet or by telephone. Please see the proxy statement for additional details. Shareholders attending the meeting may vote in person, even if they have returned a proxy.

     Financial and other information about the Company is contained in the enclosed Annual Report and Form 10-K for the fiscal year ended August 31, 2001.

By Order of the Board of Directors,

Allen L. Shulman, Corporate Secretary
Atlanta, Georgia March , 2002

     Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

INTERLAND, INC.
303 PEACHTREE CENTER AVENUE, SUITE 500
ATLANTA, GEORGIA 30303

PROXY STATEMENT
2001 ANNUAL MEETING OF SHAREHOLDERS

General

     The enclosed proxy is solicited on behalf of the board of directors of Interland, Inc., a Minnesota corporation (the “Company”), for use at the annual meeting of shareholders to be held on Wednesday, April 24, 2002, at 10:00 a.m., Eastern Time, or at any adjournment or postponement of the meeting. The meeting will be held at the Company’s offices at 303 Peachtree Center Avenue, Suite 500, Atlanta, Georgia. The purposes of the meeting are described in this proxy statement and the accompanying Notice of 2001 Annual Meeting of Shareholders. This proxy statement and the enclosed proxy are first being mailed on or about March      , 2001 to all shareholders entitled to vote at the meeting. An Annual Report to shareholders for the fiscal year ended August 31, 2001 is enclosed with this proxy statement.

     The Company’s principal executive offices are located at 303 Peachtree Center Avenue, Suite 500, Atlanta, Georgia 30303 and its telephone number is (404) 260-2477.

Voting of Proxies

     By executing and returning the proxy either by returning the paper proxy or by submitting your proxy by telephone or electronically via the Internet, you are authorizing Joel J. Kocher and David A. Buckel to represent you and vote your shares at the meeting according to your instructions.

     Shareholders with shares held directly or in an account at a brokerage firm may vote those shares by calling the telephone number or accessing the Internet site referenced in your voting form. Votes submitted electronically by the Internet or telephone must be received by midnight, Eastern Time, on April 23, 2002.

     The Internet voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that the shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be born by the shareholder.

     The giving of a proxy will not affect your right to vote in person should you decide to attend the meeting. Shareholders holding shares in the name of a broker or other nominee who wish to vote in person at the meeting must bring a statement from the broker or nominee confirming ownership of the Company’s common stock.

Revocability of Proxies

     A person giving a proxy may revoke it at any time before it is voted by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the meeting, the shareholder must bring to the meeting a statement from the broker, bank or other nominee confirming that shareholder’s beneficial ownership of shares.

Expenses of Soliciting Proxies

     The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company’s directors, officers and employees may solicit proxies personally or by telephone, facsimile, telegram or by electronic means without additional compensation.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Record Date

     Only shareholders of record at the close of business on March 1, 2002 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.

Outstanding Shares

     The Company has only one class of stock outstanding, the Company’s common stock, $0.01 par value per share. As of the Record Date,________________shares of common stock were issued and outstanding.

Voting Rights

     Each shareholder is entitled to one vote for each share of common stock held as of the Record Date for all matters. A majority of all votes eligible to be cast is required to establish a quorum for the transaction of business at the meeting. Shares that are voted “for”, “against”, “withhold” or “abstain” are treated as present at the meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the meeting (the “Votes Cast”) with respect to each matter. Abstentions will have the same effect as votes against a proposal. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but will not be counted for the purpose of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

PROPOSAL NO. 1

APPROVAL OF 2002 EQUITY INCENTIVE PLAN

     Shareholders are being asked to approve the Company’s 2002 Equity Incentive Plan which was adopted by the board of directors on January 29, 2002. The board of directors believes that the plan is in the best interests of the Company because it will increase the Company’s ability to attract and retain employees by providing them with appropriate equity incentives. The plan plays an important role in the Company’s efforts to attract and retain employees of outstanding ability.

     The Company currently has two equity compensation plans. These are the 1995 Stock Option Plan, which was approved the shareholders, and the 2001 Equity Incentive Plan, which was not approved by the shareholders. The 2001 Equity Incentive Plan was designed to meet the “broadly based plan” exception from the shareholder approval requirements of the Nasdaq Stock Market. During the last year there have been substantial changes in the Company’s business and its share ownership. The Company has implemented the 2002 Equity Incentive Plan to provide equity incentives to employees that the board of directors believes are appropriate for the Company as it currently exists. If the shareholders approve the 2002 Equity Incentive Plan at the meeting, the Company will terminate its 1995 Option Plan and its 2001 Equity Incentive Plan. If those plans are terminated, all awards currently outstanding under those plans will continue in accordance with their terms, but no further awards will be granted under those plans.

     The following is a summary of the principal features of the plan.

Shares Subject to the 2002 Equity Incentive Plan

     A total of 6,500,000 shares of the Company’s common stock are reserved for issuance under the plan. This number of shares will be adjusted to reflect stock splits, stock dividends and other similar events. Any shares subject to an award granted under the plan that are forfeited or repurchased by the Company or that otherwise terminate without any shares being issued will again be available for grant and issuance under the plan. In addition, any shares issued under the plan that the Company repurchases at the original issue price will again be available for issuance under the plan.

Eligibility

     The plan provides for the grant of incentive stock options that qualify under Section 422 of the Internal Revenue Code and nonqualified stock options. Incentive stock options may only be granted to employees of the Company, including officers and directors who are also employees. Employees, officers, directors, consultants, independent contractors and advisors of the Company and any parent or subsidiary of the Company are eligible to receive all other awards under the plan. No participant is eligible to receive awards under the plan for more than 2,000,000 shares of common stock in any calendar year. However, new employees of the Company or a subsidiary of the Company (including new employees who are also directors and officers) are eligible to receive awards under the plan for up to a maximum of 4,000,000 shares in the calendar year in which they start their employment with the Company. As of August 31, 2001, approximately 1,000 individuals were eligible to participate in the plan.

Administration

     The compensation committee of the board administers the plan. The members of the committee are appointed by the board and are “non-employee directors,” as defined for purposes of Section 16 of the Securities Exchange Act and “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code. The compensation committee currently consists of John B. Balousek and Robert Lee.

     Subject to the terms of the plan, the compensation committee determines the persons who are to receive options under the plan, the number of shares subject to each option and the terms and conditions of options. The compensation committee has authorized the Company’s Chief Executive Officer to make option grants to non-officer employees based on the grade and salary level of the employee and guidelines established by the compensation committee. The compensation committee also has the authority to construe and interpret the provisions of the plan and of awards granted under the plan.

Termination

     Unless earlier terminated by the board of directors, the 2002 Equity Incentive Plan will terminate in January 2012.

Terms of the Options

     The 2002 Equity Incentive Plan permits the Company to grant stock options that are intended to qualify either as incentive options or nonqualified options. The exercise price of incentive options must be equal to the fair market value of the Company’s common stock on the date the option is granted. In the case of an incentive option granted to a 10% stockholder, the exercise price must be at least 110% of the fair market value of the Company’s common stock on the date the option is granted. The exercise price of nonqualified stock options may be less than the fair market value of the Company’s common stock on the date of grant but must be more than par value. The closing price of the Company’s common stock on March 1, 2002 on the Nasdaq National Market was $          per share. Options have a maximum term of ten years.

     Option holders may pay the exercise price for shares in cash or by check. In addition, if permitted by law and approved by the compensation committee, option holders may pay the exercise price by one or any combination of the following: cancellation of indebtedness the Company owes to the option holder; surrender of shares of common stock, as long as the option holder has owned the shares for at least six months or acquired the shares in the open market and the shares surrendered have a fair market value on the date of surrender equal to the total exercise price of the option; tender of a full recourse, interest-bearing promissory note; waiver of compensation due to or accrued by the option holder for services rendered; or through a “same-day sale” commitment from the option holder and an NASD broker.

     Options granted under the plan generally expire and are no longer exercisable 30 days after the termination of the option holder’s service to the Company or a subsidiary of the Company, except in the case of termination for death, disability or for cause. In the event of termination for death or disability, the options generally may be exercised up to 12 months following the date of death or termination of service for disability to the extent the options were exercisable on the date of termination. Options generally expire and are no longer exercisable on the termination date if an employee is terminated for cause. Options cease vesting on the date of death or other termination of service.

Transferability

     Generally, awards under the 2002 Equity Incentive Plan may not be transferred, other than by will or the laws of descent and distribution, and may be exercised during the option holder’s life, only by the option holder, the option holder’s legal representative or certain members of the option holder’s family who acquired the award by a transfer not for value as a gift or by a domestic relations order.

Change in Control

     If one or more of the corporate transactions specified in the plan occurs, the successor corporation may assume or replace any or all outstanding awards. If awards are not assumed or replaced, the vesting of such awards will accelerate and all outstanding options will become exercisable in full before completion of the transaction. Any options not exercised before the transaction will expire.

Amendment of the Plan

     The board may at any time terminate or amend the plan, including any form of award agreement or other document under the plan. Amendments to the plan are not required to be submitted for stockholder approval except as required by law.

Federal Income Tax Information

     The following is a general summary as of the date of this proxy statement of the federal income tax consequences to the Company and participants under the 2002 Equity Incentive Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been and is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the plan.

     Incentive Stock Options. A participant will recognize no income upon grant of an incentive stock option and will incur no tax on its exercise unless the participant is subject to the alternative minimum tax. If the participant holds the shares acquired upon exercise of an incentive stock option for more than one year after the option was exercised and for more than two years after the option was granted, generally any gain or loss upon disposition of the shares will be long-term capital gain or loss, rather than ordinary income or loss. This amount of this gain or loss will be equal to the difference between the amount realized upon the disposition and the option exercise price.

     If the participant disposes of shares acquired upon exercise of an incentive stock option shares before the expiration of either required holding period, then the gain realized, up to the difference between the fair market value of the shares on the date of exercise and the option exercise price, will be ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon how long the participant holds the shares.

     Alternative Minimum Tax. The difference between the fair market value of the shares acquired upon exercise of an incentive stock option on the date of exercise and the exercise price is an adjustment to income for purposes of the alternative minimum tax. Taxpayers must pay alternative minimum tax if the amount of the alternative minimum tax is more than their regular income tax. The amount of the alternative minimum tax is 26% of an individual taxpayer’s alternative minimum taxable income and 28% in the case of alternative minimum taxable income over $175,000. The alternative minimum tax is 20% for alternative minimum taxable income that would otherwise have been taxable as net capital gain. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by specified tax preference items and reducing this amount by the applicable exemption amount, which is $49,000 in the case of a joint return and $37,500 in the case of an unmarried person, subject to reduction under certain circumstances. The difference between the fair market value of shares acquired upon exercise of an incentive stock option on the date of exercise and the exercise price is a tax preference item for this purpose. If the taxpayer disposes of the shares before either required holding period expires, but the disposition occurs in the same calendar year as exercise of the incentive stock option, there is no alternative minimum tax adjustment for those shares. Also, upon a sale of shares after expiration of the holding periods, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the shares at exercise over the amount paid for the shares.

     Nonqualified Stock Options. A participant will not recognize any taxable income at the time a nonqualified stock option is granted. Upon exercise of a nonqualified stock option for vested shares, the participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant’s exercise price. The participant must treat the included amount as ordinary income. The included amount may be subject to withholding by the Company, either by payment in cash or withholding out of the shares to be received. When the participant sells the shares, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

     Tax Treatment of the Company. The Company generally will be entitled to a deduction in connection with the exercise of a nonqualified stock option by a domestic employee to the extent that the participant recognizes ordinary income and the Company withholds tax. The Company will be entitled to a deduction in connection with the disposition of shares acquired upon exercise of an incentive stock option only to the extent that the participant recognizes ordinary income on a disposition of shares before the expiration of the required holding periods.

ERISA

     The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

New Plan Benefits

     The number of shares subject to future option grants under the 2002 Equity Incentive Plan is not determinable because, under the terms of the plan, grants are made in the discretion of the compensation committee or its designees. Future option exercise prices under the 2002 Equity Incentive Plan are not determinable because they are based upon the fair market value of the Company’s common stock on the date of grant.

The board of directors recommends a vote for the approval
of the 2002 Equity Incentive Plan.

PROPOSAL NO. 2

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

     The Company’s articles of incorporation authorize the Company to issue up to 200,000,000 shares of common stock. This proposal would amend the articles of incorporation to authorize the Company to issue up to 210,000,000 shares of common stock. As of March 1, 2002,       of the 200,000,000 authorized shares had been used or reserved for use as follows:

•	____________ shares were issued and outstanding;

•	____________ shares were reserved for issuance upon exercise of stock options;

•	____________ shares were reserved for issuance upon exercise of warrants; and

•	____________ shares were reserved for future grants under equity incentive and stock purchase plans.

Therefore, there were ____________ shares remaining as of March 1, 2002.

     This increase of 10 million shares will give the Company greater flexibility for stock splits and stock dividends, grants under employee stock incentive and purchase plans, financings, mergers and acquisitions and for other general corporate purposes.

     Under the proposed amendment to the articles of incorporation, the additional shares of common stock would be available for issuance without further shareholder action, unless shareholder action is otherwise required by Minnesota law or the rules of The Nasdaq Stock Market or any stock exchange on which the common stock may then be listed or quoted. The additional authorized shares would be part of the existing class of common stock and would not affect the terms of the common stock or the rights of the holders of common stock. Current shareholders will not have automatic rights to purchase any of the additional authorized shares. Any future issuance of additional authorized shares of common stock will decrease the existing shareholders’ equity ownership and may have a dilutive effect on the rights of those holding common stock at the time the additional authorized shares are issued. The Company has no current arrangements, understandings or plans to issue a material amount of shares of common stock, other than shares reserved to cover past and future grants under existing incentive plans.

     Although the proposal to increase the number of authorized shares of common stock has been prompted by business and financial considerations, shareholders should be aware that one of the effects of the amendment may be to facilitate future efforts by the Company to deter or prevent changes in or removal of management or changes in control of the Company. This could include changes in control that are favored by a majority of the independent shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. The Company is not aware of any effort to accumulate its securities or obtain control of the Company through a tender offer, proxy contest or otherwise.

     The Company’s articles of incorporation and bylaws contain provisions that could have an anti-takeover effect, including the following:

-	shareholders may only take action at a meeting or by written consent;

-	shareholders must notify the board of directors in advance of shareholder-sponsored proposals for consideration at annual meetings and for shareholder nominations for the election of directors;

-	vacancies on the board of directors may be filled by the board by majority vote of the directors then in office, and the term of the directors appointed to fill vacancies on the board will last until the first annual meeting shareholders to take place after August 6, 2003; and

-	special meetings of shareholders may only be called by the Chairman of the Board, the President or by the board of directors, or a shareholder holding 10% of the outstanding stock, except that a shareholder must hold 25% of the outstanding stock to call a special meeting that relates to a business combination.

     In addition, the articles of incorporation grants authority to the board of directors to fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of any class or series of the Company’s preferred stock, which could be used for anti-takeover purposes.

The board of directors recommends a vote for the

amendment to the articles of incorporation.

DESCRIPTION OF THE 2001 EQUITY INCENTIVE PLAN

     The 2001 Equity Incentive Plan resulted from the assumption and amendment and restatement of the HostPro, Inc. 2000 Equity Incentive Plan I and HostPro, Inc. 2000 Equity Incentive Plan II (the “HostPro Plans”). The Company and the Company’s wholly owned subsidiary, HostPro, originally adopted the HostPro Plans on August 17, 2000, reserving a total of 10 million shares of HostPro common stock for issuance under the HostPro Plans.

     On March 22, 2001, the Company merged a wholly owned subsidiary into HostPro, with the subsidiary being the surviving corporation and taking on the name “HostPro, Inc.” At the time of that merger, the Company assumed, amended and restated the HostPro Plans as the 2001 Equity Incentive Plan. In connection with that merger, the Company assumed outstanding options to purchase HostPro common stock. Each then outstanding option to purchase HostPro common stock granted under the HostPro Plans was converted into an option to purchase 0.5715 shares of the Company’s common stock. At the time of the merger, options to purchase 4,027,418 shares of HostPro common stock were outstanding under the HostPro Plans.

     The 2001 Equity Incentive Plan has been designed to meet the “broadly based plans” exemption from the shareholder approval requirement for stock option plans under the Nasdaq Stock Market listing requirements. No more than 50% of the total number of shares subject to options or restricted stock awards granted under the plan may be issued to officers and directors of the Company or any subsidiary of the Company, or any other person whose transactions in the Company’s common stock are subject to Section 16 of the Securities Exchange Act and persons who are not employees or subject to Section 16 must receive at least 50% of all options and restricted stock awards granted under the plan.

     A total of 6,858,000 shares of common stock is reserved for issuance under the plan, including the shares subject to options issued under the HostPro Plans and converted into options to purchase Company common stock. This number of shares will be adjusted proportionately to reflect stock splits, stock dividends and other similar events. Any shares subject to an option or other award granted under the plan that terminates without any shares being issued will again be available for grant and issuance under the plan. In addition, any shares issued under the plan that the Company repurchases at the original issue price will again be available for issuance under the plan.

     The terms and conditions of the 2001 Equity Incentive Plan are substantially the same as the 2002 Equity Incentive Plan, except that the 2001 Equity Incentive Plan does not provide for the grant of incentive stock options, does not comply with the requirement for tax deductibility under Section 162(m) of the Internal Revenue Code and adoption of and amendments to the 2001 Equity Incentive Plan do not require approval of the shareholders. In addition, the 2001 Equity Incentive Plan provides for the grant of restricted stock awards, while the 2002 Equity Incentive Plan does not.

     As of August 31, 2001, options to purchase a total of 4,828,384 shares of the Company’s common stock were outstanding under the 2001 Equity Incentive Plan. As of that date, no shares had been issued under the plan upon exercise of options, and there were 2,029,616 shares available for issuance under the plan. As of August 31, 2001, options to purchase a total of 5,053,409 shares had been granted under the plan to employees (of which options to purchase 225,025 shares had been canceled or terminated), including options to purchase a total of 1,907,360 shares to the Company’s current executive officers. The Company has not awarded any shares of restricted stock under the plan. Unless earlier terminated by the board of directors, the 2001 Equity Incentive Plan will terminate in March 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth ownership information with respect to the common stock of the Company, as of November 1, 2001, with respect to (i) persons known by the Company to beneficially own more than 5% of the Company’s common stock, (ii) each director of the Company, (iii) each Named Executive Officer of the Company listed in the “Summary Compensation Table” on page      , and (iv) all current directors and executive officers of the Company as a group:

	Interland, Inc.
	Common Stock

	Amount and Nature of	Percent of
Name of Beneficial Owner	Beneficial Ownership(1)	Class

Micron Technology Foundation, Inc.	59,057,863	42.9%
8000 South Federal Way
Boise, Idaho 83716-9632
Kenneth Gavranovic (2)	8,038,746	5.9
Gregg A. Mockenhaupt (3)	3,412,403	2.5
Joel J. Kocher (4)	1,352,255	*
Steven P. Arnold (5)	315,009	*
Michael S. Adkins (6)	207,788	*
Savino R. Ferrales (7)	201,895	*
Lyle W. Jordan (8)	159,160	*
Barbara A. Gibson (9)	32,769	*
John B. Balousek (10)	28,000	*
Robert Lee (11)	16,000	*
Robert T. Slezak (12)	15,000	*
Cliff C. Luckey (13)	222	*
All current directors and executive officers as a Group (14 persons) (14)	13,495,885	9.6%

* Less than 1%

(1)	Unless otherwise indicated below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)	Includes 278,964 shares subject to options held by Mr. Gavranovic that are exercisable within 60 days of November 1, 2001.

(3)	Represents 3,316,082 shares held by Crest Communication Partners L.P. and 96,321 shares held by Crest Enterprises Fund L.P. Mr. Mockenhaupt is a managing director of Crest Partners II, LLC, which is the general partner of Crest Communications Partners L.P. and Crest Entrepreneurs Fund L.P. Mr. Mockenhaupt disclaims beneficial ownership of the shares held by these funds, except to the extent of his pecuniary interest in such funds.

(4)	Represents 1,352,255 shares subject to options held by Mr. Kocher that are exercisable within 60 days of November 1, 2001.

(5)	Includes 314,009 shares subject to options held by Mr. Arnold that are exercisable within 60 days of November 1, 2001.

(6)	Includes 400 shares that are held by Mr. Adkins’ spouse for benefit of his minor children and 205,738 shares subject to options held by Mr. Adkins that are exercisable within 60 days of November 1, 2001.

(7)	Represents 201,583 shares subject to options held by Mr. Ferrales that are exercisable within 60 days of November 1, 2001 and 312 shares held in a unitized stock fund under the Company’s qualified 401(k) retirement plan that invests solely in the common stock of the Company.

(8)	Includes 157,160 shares subject to options held by Mr. Jordan that are exercisable within 60 days of November 1, 2001.

(9)	Represents 32,769 shares subject to options held by Ms. Gibson that are exercisable within 60 days of November 1, 2001.

(10)	Includes 16,000 shares subject to options held by Mr. Balousek that are exercisable within 60 days of November 1, 2001.

(11)	Includes 3,000 shares subject to options held by Mr. Lee that are exercisable within 60 days of November 1, 2001.

(12)	Includes 10,000 shares subject to options held by Mr. Slezak that are exercisable within 60 days of November 1, 2001.

(13)	Represents 222 shares held in a unitized stock fund under the Company’s qualified 401(k) retirement plan that invests solely in the common stock of the Company.

(14)	Includes 2,226,052 shares subject to options held by all current directors and executive officers as a group (14 persons) that are exercisable within 60 days of November 1, 2001 and approximately 3,073 shares held in a unitized stock fund under the Company’s qualified 401(k) retirement plan which invests solely in the common stock of the Company by directors and officers as a group (3 persons).

EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years for services rendered to the Company, its predecessors and its subsidiaries, awarded to or earned by (a) any individual who served as Chief Executive Officer of the Company during fiscal 2001 (b) each of the other four most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 2001 whose combined salary and bonus earned in fiscal 2001 exceeded $100,000 and (c) two additional former executive officers who each would have been one of the other four most highly compensated executive officers of the Company had he been serving as an executive officer at the end of fiscal 2001 (collectively, the “Named Executive Officers”):

Summary Compensation Table

						Long-Term
						Compensation
		Annual Compensation				Awards

				Other		Securities		All
	Fiscal			Annual		Underlying		Other
Name and Principal Position	Year	Salary(1)	Bonus(2)	Compensation(3)		Options		Compensation(4)

Joel J. Kocher	2001	$495,597	$—	—		1,428,700	(5)	$—
Chairman, President, and	2000	450,000	351,885	—		514,350	(6)	267,807	(7)
Chief Executive Officer	1999	448,077	255,768	—		50,000	(8)	3,670	(9)

Steven P. Arnold	2001	$267,053	$56,250	28,286	(10)	80,003	(11)	$500,000	(12)
Vice President	2000	220,000	100,010	—		50,000	(13)	—
Legal and General Counsel	1999	200,000	82,116	—		64,000	(14)	—

Lyle W. Jordan	2001	$315,532	$—	—		114,299	(15)	$2,645,514	(16)
Former Senior Vice President	2000	350,000	74,477	—		—		—
and Group General Manager	1999	248,462	116,553	—		—		—

Savino R. Ferrales	2001	$276,000	$42,525	—		250,000	(17)	$270,000	(18)
Senior Vice President	2000	260,000	114,869	—		125,725	(19)	7,000
Human Resources	1999	230,000	96,562	—		20,000	(20)	3,000

Michael S. Adkins	2001	$218,469	$104,465	—		137,159	(21)	$600,000	(22)
Former Senior Vice President and	2000	237,115	161,781	—		114,300	(23)	12,424
Group General Manager	1999	210,096	145,000	—		70,000	(24)	7,630

Barbara A. Gibson	2001	$214,000	$28,000	—		150,000	(25)	—
Vice President	2000	100,000	32,375	—		—		$20,000	(26)
Public Relations	1999	—	—	—		—		—

Cliff C. Luckey	2001	$182,762	$27,930	—		241,439	(27)	$20,000	(28)
Vice President	2000	—	—	—		—		—
Engineering and Data Center Operations	1999	—	—	—		—		—

(1)	Includes compensation deferred by the employee under the Company’s qualified 401(k) retirement plans.

(2)	Includes amounts paid under the Company’s profit sharing plans and amounts awarded and paid under the Management and Executive Incentive Plan (the “Incentive Plan,” formerly the Micron Electronics, Inc. Executive Bonus Plan) for fiscal 2001 and earned and paid under the Incentive Plan for prior fiscal years.

(3)	Excludes certain perquisites and other amounts that in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses for the officer.

(4)	Except as otherwise noted, consists of contributions made by the Company under qualified 401(k) retirement plans and cash paid under sabbatical and time-off plans.

(5)	Represents an option to purchase 250,000 shares of the Company’s common stock granted under the Company’s 1995 Stock Option Plan and an option originally granted to purchase shares of the common stock of HostPro, Inc., a wholly owned subsidiary of the Company, pursuant to the HostPro, Inc. 2000 Equity Incentive Plan I or the HostPro, Inc. 2000 Equity Incentive Plan II. The options granted under the HostPro plans were converted into options to purchase 1,178,700 shares of the Company’s common stock under the Company’s 2001 Equity Incentive Plan as of March 22, 2001.

(6)	Represents an option that was originally granted to purchase HostPro, Inc., a subsidiary of the Company, common stock, which was subsequently converted into options to purchase 514,350 shares of the Company’s common stock under the Company’s 2001 Equity Incentive Plan.

(7)	Includes payment of $265,254 by the Company for relocation costs, including, in certain instances, reimbursement for related taxes.

(8)	Represents an option to purchase 50,000 shares of the Company’s common stock granted under the Company’s 1995 Stock Option Plan.

(9)	Represents payment of $3,670 by the Company for commuting related expenses.

(10)	Represents a deferred bonus payment for prior years paid in fiscal 2001.

(11)	Represents an option to purchase 50,000 shares of the Company’s common stock granted under the Company’s 1995 Stock Option Plan and an option originally granted to purchase shares of the common stock of HostPro, Inc., a wholly owned subsidiary of the Company, pursuant to the HostPro, Inc. 2000 Equity Incentive Plan I or the HostPro, Inc. 2000 Equity Incentive Plan II. The options granted under the HostPro plans were converted into options to purchase 30,003 shares of the Company’s common stock under the Company’s 2001 Equity Incentive Plan as of March 22, 2001.

(12)	Represents a retention bonus of $500,000 earned in fiscal 2001.

(13)	Represents an option to purchase 50,000 shares of the Company’s common stock granted under the Company’s 1995 Stock Option Plan.

(14)	Represents an option to purchase 64,000 shares of the Company’s common stock granted under the Company’s 1995 Stock Option Plan.

(15)	Represents an option originally granted to purchase shares of the common stock of HostPro, Inc., a wholly owned subsidiary of the Company, pursuant to the HostPro, Inc. 2000 Equity Incentive Plan I or the HostPro, Inc. 2000 Equity Incentive Plan II. The options granted under the HostPro plans were converted into options to purchase 114,299 shares of the Company’s common stock under the Company’s 2001 Equity Incentive Plan as of March 22, 2001.

(16)	Represents a retention bonus of $2,100,000 earned in fiscal 2001 and a payment of excise taxes owed by Mr. Jordan of $545,514.

(17)	Represents an option to purchase 164,275 shares of the Company’s common stock granted under the Company’s 1995 Stock Option Plan and an option originally granted to purchase shares of the common stock of HostPro, Inc., a wholly owned subsidiary of the Company, pursuant to the HostPro, Inc. 2000 Equity Incentive Plan I or the HostPro, Inc. 2000 Equity Incentive Plan II. The options granted under the HostPro plans were converted into options to purchase 85,725 shares of the Company’s common stock under the Company’s 2001 Equity Incentive Plan as of March 22, 2001.

(18)	Represents a retention bonus of $270,000 earned in fiscal 2001.

(19)	Represents an option to purchase 40,000 shares of the Company’s common stock granted under the Company’s 1995 Stock Option Plan and an option that was originally granted to purchase HostPro common stock, which was subsequently converted into options to purchase approximately 85,725 shares of the Company’s common stock under the Company’s 2001 Equity Incentive Plan.

(20)	Represents an option to purchase 20,000 shares of the Company’s common stock under the Company’s 1995 Stock Option Plan.

(21)	Represents an option that was originally granted to purchase HostPro, Inc., a subsidiary of the Company, common stock, which was subsequently converted into options to purchase 137,159 shares of the Company’s common stock under the Company’s 2001 Equity Incentive Plan.

(22)	Represents a retention bonus of $600,000 earned in fiscal 2001.

(23)	Represents an option that was originally granted to purchase HostPro, Inc., a subsidiary of the Company, common stock, which was subsequently converted into options to purchase 114,300 shares of the Company’s common stock under the Company’s 2001 Equity Incentive Plan.

(24)	Represents an option to purchase 70,000 shares of the Company’s common stock granted under the Company’s 1995 Stock Option Plan.

(25)	Represents an option to purchase 107,138 shares of the Company’s common stock granted under the Company’s 1995 Stock Option Plan and an option originally granted to purchase shares of the common stock of HostPro, Inc., a wholly owned subsidiary of the Company, pursuant to the HostPro, Inc. 2000 Equity Incentive Plan I or the HostPro, Inc. 2000 Equity Incentive Plan II. The options granted under the HostPro plans were converted into options to purchase 42,862 shares of the Company’s common stock under the Company’s 2001 Equity Incentive Plan as of March 22, 2001.

(26)	Represents a $20,000 signing bonus received in fiscal 2000.

(27)	Represents an option to purchase 150,000 shares of the Company’s common stock granted under the Company’s 1995 Stock Option Plan and an option originally granted to purchase shares of the common stock of HostPro, Inc., a wholly owned subsidiary of the Company, pursuant to the HostPro, Inc. 2000 Equity Incentive Plan I or the HostPro, Inc. 2000 Equity Incentive Plan II. The options granted under the HostPro plans were converted into options to purchase 91,439 shares of the Company’s common stock under the Company’s 2001 Equity Incentive Plan as of March 22, 2001.

(28)	Represents a $20,000 signing bonus received in fiscal 2001.

Stock Option Grants in Fiscal 2001

     The following table provides information with respect to stock options granted in fiscal 2001 to each of the Named Executive Officers. In accordance with the rules of the SEC, the table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective terms based on assumed annual rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company’s common stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

	Individual Grants					Potential Realizable
						Value at
			Percent of			Assumed Annual Rates
	Number of		Total			of Stock
	Securities		Options	Exercise		Price Appreciation for
	Underlying		Granted to	Price		Option Term
	Options		Employees in	Per	Expiration
Name	Granted		Fiscal 2001 (3)	Share	Date	5%	10%

Joel J. Kocher	250,000	(1)	3.12%	$1.20	8/06/2011	$188,668	$478,123
	150,000	(2)	1.87	1.20	8/06/2011	113,201	286,874
	1,028,700	(2)	12.83	0.98	12/22/2010	634,005	1,606,693
Steven P. Arnold	50,000	(1)	0.62%	$1.20	8/06/2011	$37,734	$95,625
	30,003	(2)	0.37	0.98	1/23/2011	18,491	46,861
Lyle W. Jordan	114,299	(2)	1.43%	$0.98	5/31/2002	$70,401	$178,411
Savino R. Ferrales	164,275	(1)	2.05%	$1.20	8/06/2011	$123,974	$324,174
	85,725	(2)	1.07	0.98	2/15/2011	52,834	133,891
Michael S. Adkins	137,159	(2)	1.71%	$0.98	5/31/2002	$84,533	$214,224
Barbara A. Gibson	107,138	(1)	1.34%	$1.20	8/06/2011	$80,854	$204,900
	42,862	(2)	0.53	2.47	10/23/2010	66,581	168,728
Cliff C. Luckey	150,000	(1)	1.87%	$1.20	8/06/2011	$113,201	$286,874
	91,439	(2)	1.14	3.94	9/14/2010	226,572	574,177

(1)	Represents options granted pursuant to the Company’s 1995 Stock Option Plan that vest over four years in increments of 25% per year. Options granted pursuant to the Company’s 1995 Stock Option Plan are granted as incentive stock options (“ISOs”) or nonstatutory stock options (“NSOs”). ISOs are granted with an exercise price equal to 100% of the fair market value (as defined in the plan) of the Company’s common stock on the date of grant. Except as otherwise noted, NSOs granted and set forth in the above table were granted with an exercise price equal to 100% of the fair market value (as defined in the plan) of the Company’s common stock on the date of grant.

(2)	Represents options granted pursuant to the Company’s 2001 Equity Incentive Plan that vest 25% in the first year and then 2.083% monthly over the remaining 36 months. Options granted pursuant to the Company’s 2001 Equity Incentive Plan are granted as ISOs or NSOs. Except for the options granted to Mr. Luckey, these options were originally options granted to purchase shares of the common stock of HostPro, Inc., a wholly owned subsidiary of the Company, pursuant to the HostPro, Inc. 2000 Equity Incentive Plan I or the HostPro, Inc. 2000 Equity Incentive Plan II. The exercise price of the HostPro options was equal to 100% of the fair market value of HostPro common stock on the date of grant (as determined by the HostPro board of directors). The options granted under the HostPro plans were converted into options to purchase shares of the Company’s common stock as of March 22, 2001 at an exchange ratio of 0.5715 in connection with a merger of HostPro into another wholly owned subsidiary of the Company. The number of securities underlying the options granted under the HostPro plans is stated in terms of shares of Company common stock and prices are adjusted according to the exchange ratio.

(3)	Reflects percent of total options to purchase shares of the Company’s common stock granted to employees during fiscal 2001.

Aggregated Option Exercises In Fiscal 2001 And Year-End Option Values

     The following table provides information regarding Company stock option exercises in fiscal 2001 by the Named Executive Officers, and the value of such officers’ unexercised options at August 31, 2001:

			Number of Securities		Value of
			Underlying		Unexercised
			Unexercised		In-The-Money
			Options at Fiscal		Options at Fiscal
			Year-End		Year-End
	Shares Acquired	Value	Exercisable(E)/		Exercisable(E)/
Name	on Exercise	Realized	Unexercisable(U)		Unexercisable(U)

Joel J. Kocher	—	—	1,277,961	(E)	$341,399	(E)
			1,365,088	(U)	413,534	(U)
Steven P. Arnold	—	—	133,728	(E)	$9,957	(E)
			180,281	(U)	26,245	(U)
Savino R. Ferrales	—	—	194,438	(E)	$28,450	(E)
			331,286	(U)	82,910	(U)
Michael S. Adkins	—	—	205,738	(E)	$121,385	(E)
			0	(U)	0	(U)
Lyle W. Jordan	—	—	227,660	(E)	$67,436	(E)
			94,500	(U)	0	(U)
Barbara A. Gibson	—	—	10,000	(E)	$0	(E)
			180,000	(U)	39,641	(U)
Cliff C. Luckey	—	—	0	(E)	$0	(E)
			241,439	(U)	55,500	(U)

Compensation of Directors

     Members of the Board of Directors who are not employees of the Company or employees, officers or directors of any subsidiary or affiliate of the Company are paid an annual retainer of $40,000 (the “Annual Retainer”). The Annual Retainer is payable in arrears in equal quarterly installments within the first thirty days of each fiscal quarter to qualified directors holding office during the prior fiscal quarter. Qualified directors who hold office for less than an entire fiscal quarter receive a pro-rated portion of the Annual Retainer.

     Additionally, all directors who are not employees of the Company or its subsidiaries or affiliates are to receive a formula Nonstatutory Stock Option (a “Formula Option”) of 10,000 shares of common stock upon appointment to the Board and such directors serving on the Board as of the date immediately following each annual meeting of the Company’s shareholders receive a Formula Option as of the date of the meeting for 3,000 shares of common stock. In fiscal 2001, the Company granted Messrs. Lee and Balousek each a Nonstatutory Stock Option to purchase 80,000 shares of the Company’s common stock at a price of $1.20 per share under the Company’s 1995 Stock Option Plan. The Company reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings or performance of director services.

Employment and Severance Arrangements

     The Company has entered into employment and severance agreements (the “Agreements”) with Mr. Kocher, Mr. Arnold, Mr. Jordan, Mr. Ferrales and Mr. Adkins and certain other officers of the Company relating to termination and compensation upon termination of the officer’s active employment with the Company. The Agreements allow either the Company or the officer to terminate the officer’s active employment with the Company for any reason, voluntary or involuntary, with or without cause, by providing notice to that effect in writing. The

Agreements provide that during a six-month or one-year “Transition Period” following termination, the officer will continue to receive all benefits “customarily provided” to such officer while employed, including, but not limited to, salary, bonuses, executive bonuses, benefits and continued vesting of any granted stock options. “Customarily provided” refers to Company practices and plans with respect to the officer’s benefits and compensation in effect as of the date of termination of the officer’s active employment with the Company. However, such terminated officers will not be entitled to any new grants of interest in future executive bonuses, any new grants of stock options, or payment of any compensation under an incentive program that is deferred, due to payment criteria of such incentive program, as those criteria existed as of the date of termination of the officer’s active employment with the Company, beyond the Transition Period. Certain officers, have entered into employment and severance agreements which provide for a lump sum payment of six or twelve months base salary upon non-voluntary termination, rather than for payments and benefits over a Transition Period as provided under the Agreements.

Change of Control Agreements

     A Change of Control, for purposes other than the 1995 Stock Option Plan and the 2001 Equity Incentive Plan, shall mean the acquisition by any person or entity of securities of the Company which results in such person or entity owning or controlling more of the combined voting power of the Company than does Micron Technology, Inc. (“MTI”) and owning or controlling more than 35% of the voting securities of the Company or, subject to MTI owning or controlling more than 35% of the securities of the Company, the acquisition by any person or entity of more than 35% of the common stock of MTI.

     Upon a Change of Control of the Company (as defined above), a cash lump-sum payment in the amount equal to the salary payable under the Agreements shall be made to each officer in exchange for any further salary obligations thereunder. In addition, (i) the chief executive officer, president, general manager and vice president (except Area Vice Presidents as defined below) of the Company and its subsidiaries shall be entitled to receive two years base salary, (ii) each vice president of the Company and its subsidiaries not elected by the applicable board of directors (“Area Vice President”) and each officer and management director of the Company and its subsidiaries not otherwise included in (i) shall receive one year base compensation or total target compensation, in each case if such employee has not received a comparable offer of employment, following such Change of Control. An employee’s right to terminate employment under the Agreements shall terminate upon acceptance of such comparable offer of employment. A comparable offer of employment is defined as an agreement providing for responsibilities, status, cash compensation, benefits and location comparable to those in effect before the Change of Control as reasonably determined by the employee (with a term of three years for the chief executive officer and president, two years for the vice presidents and general managers of subsidiaries (excluding Area Vice Presidents) and one year for Area Vice Presidents, officers and management directors identified in (ii) above, providing one year’s salary and benefits in the event of death and disability and which has severance consisting of continued compensation and benefits through the end of the term). All other employees of the Company and its subsidiaries not included in (i) and (ii) above shall receive six months base salary or total target compensation if the employee has not received an offer of employment providing comparable compensation, benefits and location following the Change of Control.

     The Company’s Management and Executive Incentive Plan (the “Incentive Plan,” formerly the Micron Electronics, Inc. Executive Bonus Plan) provides that, upon a Change of Control of the Company, the Company shall pay to each eligible executive bonuses allocated, if any, under the Incentive Plan for the current fiscal year at the maximum level established by the Board of Directors as of the most recent allocation and any bonuses that have been awarded for previous years under the Incentive Plan but not previously paid.

     Upon a Change of Control, the Company shall pay all employees such amounts, if any, that are necessary to place such employees in the same after tax position as the employees would have been in had no excise tax been imposed under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

     A Change of Control for options granted under the 1995 Stock Option Plan, on or before August 29, 2001, shall mean the acquisition, by any person or entity, of securities of the Company which results in such person or entity owning or controlling more of the combined voting power of the Company than does MTI and owning or controlling more than 20% of the voting securities of the Company or the acquisition by any person or entity of more than 35% of the common stock of MTI. Options granted under the 1995 Stock Option Plan on or after August 30, 2001 may be assumed, converted or replaced by the successor or acquiring corporation in the event of (i) a dissolution or liquidation of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation, subject to limited exceptions, or (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger cease to own their shares or other equity interest in the Company, subject to limited exceptions. If such successor or acquiring corporation refuses to assume or substitute the options the vesting of such options will accelerate and the options will become exercisable in full prior to the consummation of such event. The 1995 Stock Option Plan provides that the Company may provide that the vesting of any or all options granted pursuant to the plan will accelerate and become immediately exercisable upon a Change of Control of the Company.

     Under certain circumstances, a Change of Control of the Company would result in vesting of options granted under the 2001 Equity Incentive Plan. For options granted under the 2001 Equity Incentive Plan, on or before March 22, 2001, a Change of Control shall mean the acquisition by any person or entity of securities of the Company where the Company is the Parent of HostPro, and where such person or entity, directly, indirectly or beneficially, acting alone or in concert, (i) owns or controls more of the combined voting power of all classes of voting securities of the Company than does MTI and (ii) owns or controls more than 20% of the combined voting power of all classes of voting securities of the Company. Options granted under the 2001 Equity Incentive Plan on or after March 23, 2001 may be assumed, converted or replaced by the successor or acquiring corporation in the event of (i) a dissolution or liquidation of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation, subject to limited exceptions, or (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger cease to own their shares or other equity interest in the Company, subject to limited exceptions. If such successor or acquiring corporation refuses to assume or substitute the options, the vesting of such options will accelerate and the options will become exercisable in full prior to the consummation of such event. The 2001 Equity Incentive Plan provides that the Company may provide that the vesting of any or all options granted pursuant to the plan will accelerate and become immediately exercisable upon a Change of Control of the Company.

Non-Plan Option Grants

     On January 13, 1998, the Company made two option grants, each for 75,000 shares of the Company’s common stock, to Mr. Kocher outside of the Company’s stock option plans at an exercise price of $9.0062 per share. For the first grant, 25,000 of the option shares vested on May 31, 2001 in connection with the sale of the Company’s PC Systems business to GTG PC Holdings, LLC (“GTG PC”). The remaining 50,000 option shares will vest at the end of seven full years of Mr. Kocher’s continuous status as an employee or consultant of the Company. Acceleration provisions provide that the remaining 50,000 option shares shall vest immediately if prior to completion of this seven year period: (i) a public offering of the Company’s Web hosting business is completed and the Web hosting business subsequently achieves market capitalization averaging not less than $1 billion over five consecutive business days, or (ii) the market capitalization of the Company averages not less than approximately $2.73 billion as of close of trading over five consecutive business days. The Compensation Committee may lower the financial conditions for this accelerated vesting at any time at its discretion. In the event of a change in control, the unexercised portion of the option grant shall become immediately exercisable. For the second option grant, 50,000 of the option shares vested on April 6, 2000. The remaining 25,000 shares vested on May 31, 2001 in connection with the sale of the Company’s PC Systems business to GTG PC. These options may not be exercised while any portion of the options granted under the Company’s 1995 Equity Incentive Plan are vested and exercisable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Serving on the compensation committee for fiscal 2001 were Directors John B. Balousek, Robert Lee and Robert A. Lothrop. During fiscal 2001, Mr. Lothrop was also a director of MTI. For a description of transactions involving MTI in fiscal 2001, see “Related Party Transactions.” On November 9, 2001, Mr. Lothrop resigned from his position on the board of directors. Currently the directors serving on the compensation committee are John B. Balousek and Robert Lee.

RELATED PARTY TRANSACTIONS

     Until August 6, 2001, Micron Technology, Inc. (“MTI”), owned approximately 60.7% of the Company’s outstanding common stock. After the merger with Interland-Georgia, Inc. on August 6, 2001, this ownership was reduced to 42.9% of the Company’s outstanding common stock. MTI sold all its shares of the Company’s common stock to Micron Semiconductor Products, Inc. pursuant to a Stock Purchase Agreement on August 30, 2001. On that same day, Micron Semiconductor Products donated those shares to Micron Technology Foundation, Inc. pursuant to a Donation Agreement. As of August 31, 2001, the Micron Technology Foundation owned approximately 42.9% of the outstanding common stock of the Company. Currently, MTI owns no shares of the Company’s common stock.

     Two of the Company’s eight directors, Steven Appleton and Robert Lothrop, were also directors of MTI. Both Mr. Appleton and Mr. Lothrop resigned from their positions on the Board of Directors of the Company on November 9, 2001.

     During fiscal 2001, MTI supplied a substantial portion of the full specification random access memory components used in the Company’s discontinued personal computer operations. In addition, the Company purchased non-standard memory components from MTI and its wholly owned subsidiary, Micron Semiconductor Asia Pte. Ltd. used in the Company’s SpecTek operations. Purchases by the Company of these components from MTI and its wholly owned subsidiary, completed upon market terms and conditions, amounted to approximately $103,808,000 in fiscal 2001.

     In fiscal 2001, MTI and its subsidiaries paid the Company approximately $23,561,000 for purchases of PC systems and other equipment. In fiscal 2001, the Company paid MTI and its subsidiaries approximately $14,186,000 for equipment.

     Effective on September 2, 1999, the Company and MTI entered into an Amended and Restated Component Recovery Agreement (the “Amended Component Recovery Agreement”). The Amended Component Recovery Agreement expired on August 30, 2001. Under the Amended Component Recovery Agreement, the cost to the Company of components obtained from MTI was negotiated on a quarterly basis, but in no event was the cost less than 50% of pre-tax net income generated from the sale of SpecTek products derived from such components. In fiscal 2001, the Company paid approximately $99,483,000 to MTI pursuant to the Amended Component Recovery Agreement.

     The Amended Component Recovery Agreement also provided that MTI purchase and lease back to SpecTek equipment as is reasonably appropriate for SpecTek to perform its component recovery operations. MTI purchased capital assets in the amount of approximately $32,649,000 from SpecTek in fiscal 2001.

     Under the Amended Component Recovery Agreement, the Company had an option to require MTI to purchase all of the assets of SpecTek for a purchase price equal to the net book value of the assets. MTI had an option to require the Company to sell to it all of the assets of SpecTek under the same terms and conditions. Additionally, the Company had an option to require MTI to purchase, and MTI had the option to require the Company to sell to it, the assets of SpecTek at book value if MTI’s ownership in the Company fell below 50% or if an unrelated third party acquired more than 30% of the Company.

     On March 22, 2001 the Company entered into a Purchase Agreement (the “Purchase Agreement”) to sell all assets primarily used by SpecTek and certain land, buildings and intellectual property assets, formerly used primarily by the Company’s discontinued PC Systems business, to MTI. Pursuant to the terms of the Purchase Agreement, the Company transferred the land, buildings and intellectual property to MTI on March 22, 2001. The assets used by

SpecTek were transferred to MTI on April 5, 2001. The Company has leased back a portion of the land and buildings from MTI and has also been granted a license to use the intellectual property. The Company paid approximately $728,277 to MTI for the lease of the land and buildings in fiscal 2001. The Company sublet a portion of the land and buildings to SpecTek for two months in fiscal 2001 for approximately $200,594, after which time the rent payable by SpecTek for that portion was deducted from the amount the Company paid MTI for the lease of the remaining land and buildings in fiscal 2001. The estimated proceeds from the sale of assets under the Purchase Agreement are $136 million, less $92 million of inter-company accounts payable to MTI. The Company received $18 million of cash in excess of the historical cost of the land, buildings, and intellectual property.

     In connection with the execution of the merger agreement between the Company and Interland-Georgia, the Company, Interland-Georgia and MTI entered into an MTI registration rights agreement under which the Company granted MTI registration rights with respect to the shares of the Company’s common stock that MTI owned. This agreement required the Company to file a registration statement registering for public resale at least 25% of the shares of the Company’s common stock that were beneficially owned by MTI, or a lesser percentage provided the aggregate offering price exceeded $5.0 million, upon the request of MTI. The Company was only required to effect one registration in any six-month period. In addition, MTI was entitled to “piggyback” registration rights so as to be able to include its shares of the Company’s common stock in a registration statement filed by the Company. This agreement was replaced by the amended and restated registration rights agreement as described below.

     In connection with the execution of the merger agreement between the Company and Interland-Georgia, the Company amended and restated its registration rights agreement and added MTI as a party to that agreement. This agreement requires the Company to file a registration statement registering for public resale at least 25% of the registrable securities that are held by the former Interland shareholders that are parties to this agreement and MTI, or a lesser percentage provided the aggregate offering price exceeds $5.0 million, upon request by those shareholders. The Company will only be required to effect one registration in any six-month period. In addition, the parties to this agreement holding registrable securities will be entitled to “piggyback” registration rights so as to be able to include their shares of the Company’s common stock in a registration statement filed by the Company.

     In connection with the execution of the merger agreement between the Company and Interland-Georgia, the Company and MTI entered into an MTI shareholder agreement. In addition, Micron Semiconductor Products, Inc. and the Micron Technology Foundation were bound by the resale restrictions in the MTI shareholder agreement. The MTI shareholder agreement was terminated in February 2002 in connection with the sale by the Micron Technology Foundation of all of its shares of the Company’s common stock. Under this agreement MTI agreed not to sell any shares of the Company’s common stock beneficially held by it, for a period of nine months after the closing of the merger between the Company and Interland-Georgia. This agreement was subject to some exceptions, which included but were not limited to, transfers:

•	to the Company;
•	in a public offering of the Company’s securities;
•	in response to a third party tender offer or exchange offer;
•	in a merger or consolidation; or
•	under a plan of liquidation approved by the Company.

In addition, MTI was also permitted to transfer shares of the Company’s common stock to any other person provided that the person agreed to be bound by these resale restrictions of this MTI shareholder agreement. MTI also agreed not to acquire additional voting securities of the Company’s common stock or beneficial ownership of the Company’s common stock for a period of 18 months after the closing of the merger between the Company and Interland-Georgia, subject to specific exceptions. MTI also granted to the Company an option to purchase, at any time after the closing of the merger until two years after the closing of the merger, all outstanding shares of the Company’s common stock held by MTI in excess of 25% of the Company’s outstanding capital stock. The purchase price for this option was the average of the closing prices of the securities on a national securities exchange or the Nasdaq National Market over the 20 trading day period ending two days prior to the purchase of the stock under this option. The MTI shareholder agreement also provided that MTI would have the right to receive information with respect to the Company so long as MTI held at least 5% of the outstanding voting stock of the Company.

     Upon the transfer of MTI’s shares of the Company’s common stock to the Micron Technology Foundation on August 30, 2001, the Micron Technology Foundation agreed not to sell any shares of the Company’s common stock beneficially held by it, for a period of nine months after the closing of the merger between the Company and Interland-Georgia. This agreement is subject to some exceptions, which include but are not limited to, transfers:

•	to the Company;
•	in a public offering of the Company’s securities;
•	in response to a third party tender offer or exchange offer;
•	in a merger or consolidation; or
•	under a plan of liquidation approved by the Company.

In addition, the Micron Technology Foundation is also permitted to transfer shares of the Company’s common stock to any other person provided that the person agrees to be bound by these resale restrictions of this shareholder agreement.

     On February 8, 2002, the Micron Technology Foundation sold all of its approximately 58.6 million shares of the Company’s common stock at a price of $1.25 per share to a number of private investors pursuant to a stock purchase agreement. The closing price of the Company’s common stock on the Nasdaq National Market on February 8, 2002 was $1.99 per share. Under this stock purchase agreement, the Company purchased 5,822,863 shares; Robert T. Slezak, a member of the Company’s board of directors, purchased 800,000 shares; Joel J. Kocher, the Company’s Chairman and Chief Executive Officer, purchased 200,000 shares; Robert C. Lee, a member of the Company’s board of directors, purchased 200,000 shares; and John B. Balousek, a member of the Company’s board of directors, purchased 100,000 shares. Pursuant to an Investor Rights Agreement dated February 8, 2002 by and between the Company and each of the purchasers, all the purchasers agreed not to sell the shares they purchased from the Foundation until after May 6, 2002 and to limit resales thereafter through the end of 2002, even if the shares are registered with the SEC.

     In December 2000, the Company entered into a Retention Agreement with Savino R. “Sid” Ferrales, the Senior Vice President, Human Resources. The agreement provided for Mr. Ferrales to receive two bonuses. The first bonus was a retention bonus of $135,000 following execution of the agreement, and an additional $135,000 if Mr. Ferrales remained with the Company through May 31, 2001. The agreement provided that Mr. Ferrales would be required to repay the first bonus if he was terminated for cause or voluntarily resigned without good reason before the earlier to occur of a change of control or December 1, 2001. Such a change of control occurred when the Company sold the assets of its PC Systems business to GTG PC on May 31, 2001, and Mr. Ferrales was entitled to keep the first bonus. The second bonus was in the amount of $270,000 if Mr. Ferrales remained with the Company for six months following a change of control. Mr. Ferrales remained with the Company for this period, which ended on November 30, 2001, and received the second bonus. Finally, the agreement provided for Mr. Ferrales to receive a gross-up payment in the event that any payment pursuant to the agreement was subject to an excise tax. Mr. Ferrales did not receive a gross-up payment in fiscal year 2001.

     In December 2000, the Company entered into a Retention Agreement with Steven P. Arnold, the former Vice President and General Counsel. This agreement was amended in April 2001. As amended, the agreement provided for Mr. Arnold to receive three bonuses. The first bonus was a retention bonus of $125,000 following the execution of the agreement, and an additional $125,000 if Mr. Arnold remained with the Company until May 31, 2001. The agreement provided that Mr. Arnold would be required to repay the first bonus payments if he was terminated for cause or voluntarily resigned without good reason before the earlier to occur of a change of control or August 31, 2001. A change of control occurred when the Company sold the assets of its PC Systems business to GTG PC on May 31, 2001, and Mr. Arnold was entitled to keep the entire first bonus. The second bonus was in the amount of $250,000, to be paid to Mr. Arnold following a change of control. Mr. Arnold would be required to repay the second bonus if he was terminated for cause or voluntarily resigned without good reason before August 30, 2001. Mr. Arnold remained with the Company through August 30, 2001 and received the entire second bonus. The third bonus was a transaction bonus to be paid upon the closing of the sale of the Company’s PC Systems business, which occurred on May 31, 2001. Under the terms of the transaction bonus schedule, Mr. Arnold was not entitled to receive the transaction bonus. Finally, the agreement provided for Mr. Arnold to receive a gross-up payment in the event that any payment pursuant to the agreement was subject to an excise tax. Mr. Arnold did not receive a gross-up payment in fiscal year 2001.

     In December 2000, the Company entered into a Retention Agreement with Lyle W. Jordan, the former Senior Vice President and Group General Manager (VND Division President) of the Company. The

agreement provided for Mr. Jordan to receive three bonuses. The first bonus was a retention bonus of $550,000 following execution of the agreement. The agreement provided that Mr. Jordan would be required to repay this retention bonus if he was terminated for cause or voluntarily resigned without good reason before the earlier to occur of a change of control or December 1, 2001. Such a change of control occurred when the Company sold the assets of its PC Systems business to GTG PC on May 31, 2001, and Mr. Jordan was entitled to keep the entire first bonus. The second bonus was in the amount of $425,000 if Mr. Jordan received an offer of employment from GTG PC and remained with GTG PC for six months. In the alternative, the agreement provided for a bonus of $1,125,000 if Mr. Jordan did not receive an offer from GTG PC. Mr. Jordan did not receive an offer of employment from GTG PC and was paid the $1,125,000 bonus. The third bonus was a transaction bonus to be paid upon the closing of the sale of the Company’s PC Systems business, which occurred on May 31, 2001. Under the terms of the transaction bonus schedule, Mr. Jordan was not entitled to receive the transaction bonus. Finally, the agreement provided for Mr. Jordan to receive a gross-up payment in the event that any payment pursuant to the agreement was subject to an excise tax. Mr. Jordan received a gross-up payment in the amount of $545,514.

     In December 2000, the Company entered into a Retention Agreement with Michael S. Adkins, the former Division President, Micron PC Direct. The agreement provided for Mr. Adkins to receive three bonuses. The first bonus was a retention bonus of $150,000 following the execution of the agreement, and an additional $150,000 if Mr. Adkins remained with the Company for six months or until a change of control. The agreement provided that Mr. Adkins would be required to repay the first bonus payments if he was terminated for cause or voluntarily resigned without good reason before the earlier to occur of a change of control or August 31, 2001. A change of control occurred when the Company sold the assets of its PC Systems business to GTG PC on May 31, 2001, and Mr. Adkins was entitled to keep the entire first bonus. The second bonus was in the amount of $300,000, to be paid to Mr. Adkins following termination for any reason following the change of control, which Mr. Adkins was entitled to keep. The third bonus was a transaction bonus to be paid upon the closing of the sale of the Company’s PC Systems business, which occurred on May 31, 2001. Under the terms of the transaction bonus schedule, Mr. Adkins was not entitled to receive the transaction bonus. Finally, the agreement provided for Mr. Adkins to receive a gross-up payment in the event that any payment pursuant to the agreement was subject to an excise tax. Mr. Adkins did not receive a gross-up payment in fiscal year 2001.

     On March 22, 2001, the Company entered into an Employment Agreement Assumption and Amendment with Kenneth Gavranovic. This agreement became effective on August 6, 2001, in connection with the merger with Interland-Georgia. Under the terms of this agreement, Mr. Gavranovic shall be employed as the Vice Chairman and Chief Technical Officer of the Company, with an annual base salary of $300,000 per year. Mr. Gavranovic is entitled to receive an annual stock option bonus for a minimum number of shares of common stock equal to $200,000 divided by the fair market value of the Company’s common stock on the date of grant. If Mr. Gavranovic’s employment is terminated without cause, or is terminated by him as a result of disability or other good reason as described in the agreement, he will continue to receive payment of his base salary for the greater of one year or the unexpired portion of the term of the agreement. He also has agreed not to compete with the Company during the term of his agreement, and for a period of one year following the termination of his employment.

     In December 1998, Interland-Georgia loaned $25,000, and in May 1999, Interland-Georgia loaned $200,000 to Kenneth Gavranovic, one of its co-founders. Mr. Gavranovic is presently the Vice Chairman and Chief Technical Officer of the Company. This loan was evidenced by a full-recourse promissory note that bore interest at the rate of 10% per annum. The principal balance of Mr. Gavranovic’s note was payable on demand when the Company assumed them on August 6, 2001 in connection with the Company’s acquisition of Interland-Georgia. The notes were secured by a separate stock pledge agreement, whereby Mr. Gavranovic pledged 432,000 shares of Interland-Georgia common stock to secure his obligations. After giving effect to a subsequent stock split and the conversion ratio for shares of Interland-Georgia that were exchanged for Company Common Stock in connection with the acquisition of Interland-Georgia, Mr. Gavranovic had approximately 371,952 shares of Company common stock subject to the stock pledge agreement. The Company demanded repayment of the notes from Mr. Gavranovic on October 26, 2001 and offered him the opportunity to repay the notes through an exchange of the shares pledged under the respective stock pledge agreements. Mr. Gavranovic accepted this offer and repaid the total amount $218,259.18 in outstanding principal and interest on the notes through an exchange of approximately 183,286 shares of Company common stock (valued at the closing price of $1.54 on November 9, 2001). Subject to the effectiveness and completion of these transactions, all of the notes between Mr. Gavranovic and the Company have been satisfied in full and cancelled. Interland-Georgia guaranteed Kenneth Gavranovic’s loan obligations to Bear, Stearns & Co. Inc., to repay a $3.4 million loan. Mr. Gavranovic entered into an agreement with Interland-Georgia pursuant to which he agreed to promptly repay Interland-Georgia any amounts that Interland-Georgia may have paid under that guarantee. The Company assumed the rights and obligations of the guarantee upon the merger with Interland-Georgia. This loan is secured by a lien on all the shares of the Company owed by Mr. Gavranovic, and salary, severance pay, or other amounts payable to Mr. Gavranovic may be offset against the loan.

     On March 19, 2001, the Company lent Garrett Mullins, its Vice President of Sales, $100,000 pursuant to a promissory note in conjunction with his relocation. The promissory note matures September 30, 2002, and does not provide that any interest will be charged on the amount. Since Mr. Mullins earned a bonus for the third quarter of fiscal 2001, pursuant to the terms of the promissory note, the Company forgave the sum of $36,000 within 30 days of May 31, 2001. As of December 31, 2001, the remaining principal on this loan was $32,412.

SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in our proxy statement and form of proxy relating to our 2002 annual meeting of shareholders must be received no later than      , 2002 and must comply with applicable laws and regulations and the Company’s Bylaws. Persons named as proxies in the proxy solicited by the board of directors for the 2002 annual meeting may exercise discretionary voting authority on any proposal presented by a shareholder at that meeting if the Company receives notice of the proposal after      , 2003 or if the Company receives notice of the proposal by that date and discloses the proposal in the proxy statement and how management intends to vote proxies on the proposal.

COMPLIANCE UNDER SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and persons who own beneficially more than 10% (collectively, the “Beneficial Owners”) of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes of ownership with the SEC. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Beneficial Owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended August 31, 2001 with the exception of Mr. Steven H. Laney, an executive officer of the Company, who filed late a Form 4 for the month of March 2001, Micron Technology, Inc. (“MTI”), a former 10% shareholder of the Company, which failed to file a Form 4 for the month of August 2001 and the Micron Technology Foundation, a 10% shareholder of the Company, which failed to file a Form 3 promptly. Both MTI and the Micron Technology Foundation filed Form 5’s in lieu of their respective filings. The compensation committee of the board of directors of the Company authorized the grant of options to purchase the Company’s common stock to Mark Alexander, David Buckel, Nick Farsi, Sid Ferrales, Barbara Gibson, Cliff Luckey, Grant Mullins and Joel Kocher on August 6, 2001. The Company did not notify these individuals of these grants until December 17, 2001. Therefore, no Forms 5 were filed for those grants.

OTHER BUSINESS

     The board of directors does not intend to bring any other business before the meeting, and the Company does not know of any other matters to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect of such matters in accordance with the judgment of the persons voting the proxies.

     Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares will be represented at the meeting.

INTERLAND, INC.

2002 EQUITY INCENTIVE PLAN

As adopted January 29, 2002

     1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Interland, Inc. (the “Company”) or its Subsidiaries, by offering them an opportunity to participate in the future performance of the Company through awards of Options. Capitalized terms not defined in the text are defined in Section 21 hereof.

     2. SHARES SUBJECT TO THE PLAN.

          2.1 Number of Shares Available. Subject to Sections 2.2 and 16 hereof, 6,500,000 Shares are available for grant and issuance under the Plan. Subject to Sections 2.2 and 16 hereof, Shares subject to Awards previously granted under this Plan will again be available for grant and issuance in connection with future Awards under this Plan to the extent such Shares: (i) cease to be subject to issuance of Options without being exercised; (ii) are subject to an Award granted hereunder but the Shares subject to such Award are forfeited or repurchased by the Company at the original issue price; or (iii) are subject to an Award that otherwise terminates without Shares being issued. No more than 65,000,000 shares shall be issued as ISOs. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all Awards granted and outstanding under this Plan.

          2.2 Adjustment of Shares. In the event that the number of outstanding shares of Company Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (i) the number of Shares reserved for issuance under this Plan, (ii) the Exercise Prices of and number of Shares subject to outstanding Options, and (iii) the number of Shares that may be granted pursuant to Section 3, below will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee; and provided, further, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

     3. ELIGIBILITY. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. NQSOs may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided that such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under this Plan. No person will be eligible to receive more than 2,000,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or a Subsidiary (including new employees who are also officers and directors of the Company or a Subsidiary), who are eligible to receive up to a maximum of 4,000,000 Shares in the calendar year in which they commence their employment.

     4. ADMINISTRATION.

          4.1 Committee Authority. This Plan will be administered by the Committee or the Board if no Committee is created by the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a)	construe and interpret this Plan, any Notice of Grant and any other agreement or document executed pursuant to this Plan;
(b)	prescribe, amend and rescind rules and regulations relating to this Plan;

(c)	approve persons to receive Awards;

(d)	determine the form and terms of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)	determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or awards under any other incentive or compensation plan of the Company or a Subsidiary;

(g)	grant waivers of any conditions of this Plan or of any Award;

(h)	determine the terms of vesting, exercisability, transferability and payment of Awards;

(i)	extend the vesting period or exercise period beyond a Participant’s Termination Date;

(j)	accelerate the vesting or exercisability of any Award, including but not limited to acceleration following a Corporate Transaction;

(k)	correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award, any Notice of Grant, and any Exercise Agreement;

(l)	determine whether an Award has been earned; and

(m)	make all other determinations necessary or advisable for the administration of this Plan.

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          4.2 Committee Discretion. Unless in contravention of any express terms of this Plan or Award, any determination made by the Committee with respect to any Award will be made in its sole discretion either (i) at the time of grant of the Award, or (ii) subject to Section 5.8 hereof, at any later time. Any such determination will be final and binding on the Company, any Subsidiary and on all persons having an interest in any Award under this Plan. The Board or the Committee may delegate to one or more officers who are members of the Board of the Company the authority to grant an Award under this Plan to non-Section 16 officers. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

     5. OPTIONS. The Committee may grant Options to eligible persons and will determine (a) whether the Options will be ISOs or NQSOs; (b) the number of Shares subject to the Option, (c) the Exercise Price of the Option, (d) the period during which the Option may be exercised, and (e) all other terms and conditions of the Option, subject to the following:

          5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by a Notice of Grant (“Notice of Grant”) that will expressly identify the Option as an ISO or NQSO, and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

          5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless a later date is otherwise specified by the Committee. The Notice of Grant and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

          5.3 Exercise Period. Options may be exercisable immediately but subject to repurchase pursuant to Section 10 hereof or may be exercisable within the times or upon the events determined by the Committee as set forth in the Notice of Grant governing such Option. The Notice of Grant shall set forth the last date that the option may be exercised (the “Expiration Date”); provided further that no Option will be exercisable after the expiration of ten years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Stockholder will be exercisable after the expiration of five years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

          5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be less than Fair Market Value (but not less than the par value of the Shares); provided that (i) the Exercise Price of an Option will not be less than the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 6 hereof and the Notice of Grant.

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          5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant). The Exercise Agreement will state (i) the number of Shares being purchased, (ii) the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and (iii) such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws. Participant shall execute and deliver to the Company the Exercise Agreement together with payment in full of the Exercise Price, and any applicable taxes, for the number of Shares being purchased.

          5.6 Termination. Subject to earlier termination pursuant to Section 16 hereof and notwithstanding the exercise periods set forth in the Notice of Grant, exercise of an Option will always be subject to the following:

(a)	If the Participant is Terminated for any reason other than death, Disability or for Cause, then the Participant may exercise such Participant’s Options only to the extent that such Options are exercisable upon the Termination Date or as otherwise determined by the Committee. Such Options must be exercised by the Participant, if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within thirty (30) days after the Termination Date (or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee), but in any event, no later than the expiration date of the Options.

(b)	If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within thirty (30) days after a Termination other than for Cause), then Participant’s Options may be exercised only to the extent that such Options are exercisable by Participant on the Termination Date or as otherwise determined by the Committee. Such options must be exercised by Participant (or Participant’s legal representative or authorized assignee), if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within twelve (12) months after the Termination Date (or within such shorter time period, not less than six (6) months, or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(c)	If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.

          5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that

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such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

          5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that calendar year will be ISOs, and the Options for the Shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be NQSOs. If the Code is amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated into the Plan and will apply to any Options granted after the effective date of the amendment.

          5.9 Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO. If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (1) the date two years after the Date of Grant, and (2) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Participant must immediately notify the Company in writing of such disposition. The Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant from the Disqualifying Disposition.

          5.10 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted; and, provided further, that the modified, extended, renewed or new Option may not have a lower Exercise Price than the outstanding Option. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected, by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 hereof for Options granted on the date the action is taken to reduce the Exercise Price; provided, further, that the Exercise Price will not be reduced below the par value of the Shares, if any.

     6. PAYMENT FOR SHARE PURCHASES.

          6.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)	by cancellation of indebtedness of the Company or a Subsidiary owed to the Participant;

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(b)	by surrender of shares that: (i) either (A) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (B) were obtained by Participant in the public market and (ii) are clear of all liens, claims, encumbrances or security interests;

(c)	by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code and any adverse accounting treatments; provided, however, that Participants who are not employees or directors of the Company or a Subsidiary will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by law;

(d)	by waiver of compensation due or accrued to the Participant from the Company or a Subsidiary for services rendered;

(e)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists: through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(f)	by any combination of the foregoing.

     7. WITHHOLDING TAXES.

          7.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash by the Company, such payment will be net of an amount sufficient to satisfy federal, state, and local income and employment withholding tax requirements.

          7.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum

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withholding tax obligation by electing to have the Company withhold from the Shares to be issued that minimum number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined; but in no event will the Company withhold Shares if such withholding would result in adverse accounting consequences to the Company or a Subsidiary. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee for such elections and be in writing in a form acceptable to the Committee.

     8. PRIVILEGES OF STOCK OWNERSHIP.

          8.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares. The Participant will have no right to retain such stock dividends or stock distributions with respect to Unvested Shares that are repurchased pursuant to Section 10 hereof. The Company will comply with any state blue sky regulations with respect to the voting rights of Common Stock.

     9. TRANSFERABILITY.

          9.1 General Rule. Except as otherwise provided in this Section 9, no Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and no Award may be made subject to execution, attachment or similar process.

          9.2 Awards Other Than NQSOs. All Awards other than NQSO’s shall be exercisable (a) during a Participant’s lifetime only by Participant or the Participant’s guardian or legal representative; and (b) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

          9.3 NQSOs. Unless otherwise restricted by the Committee, an NQSO shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by “permitted transfer;” or (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee in an NQSO, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer of under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

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     10. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Notice of Grant a right to repurchase Unvested Shares held by a Participant for cash and/or cancellation of purchase money indebtedness owed to the Company or a Subsidiary by the Participant following such Participant’s Termination at any time within the later of ninety (90) days after the Participant’s Termination Date and the date the Participant purchases Shares under the Plan at the Participant’s Exercise Price.

     11. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan (whether in physical or electronic form, as the case may be) will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

     12. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares set forth in Section 10 hereof, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve.

     13. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, shares of Common Stock of the Company or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

     14. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (i) obtaining any

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approvals from governmental agencies that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will not be under an obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and neither the Company nor any Subsidiary will have any liability for any inability or failure to do so.

     15. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with the Company or a Subsidiary or limit in any way the right of the Company or a Subsidiary to terminate Participant’s employment or other relationship at any time, with or without Cause.

     16. CORPORATE TRANSACTIONS AND CHANGE IN CONTROL.

          16.1 Assumption or Replacement of Awards by Acquiring Corporation. In the event of a Change in Control all outstanding Options shall become fully exercisable and all other Awards shall be fully vested, and such Options or other Awards shall be assumed or replaced by the Acquiring Corporation which assumption, conversion or replacement will be binding on all Participants.

          16.2 Replacement Awards. Replacement Options or other Awards shall be at least as favorable to Participants in every respect as those replaced.

          16.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Award under this Plan in substitution of such other company’s award or (ii) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

     17. ADOPTION. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”).

     18. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of

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stockholder approval. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of Minnesota.

     19. AMENDMENT OR TERMINATION OF PLAN. Subject to Section 5.8 hereof, the Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Notice of Grant or instrument to be executed pursuant to this Plan

     20. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     21. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

          "Acquiring Corporation” means an entity which as a result of a Business Combination owns Interland or substantially all of Interland’s assets directly or through one or more Subsidiaries.

          "Award” means any award of ISOs or NQSOs under this Plan.

          "Beneficial Owner” with respect to a Person, means securities of which that Person is a beneficial owner as defined in Rule 13d-3 promulgated under the Exchange Act.

          "Board” means the Board of Directors of the Company.

          "Business Combination” means a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Interland or a sale or other disposition of all or substantially all of the assets of Interland.

          "Cause” means Termination because of (i) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Subsidiary, the Participant’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, (ii) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company, a Subsidiary or any other entity having a business relationship with the Company, (iii) any material breach by the Participant of any provision of any agreement or understanding between the Company or a Subsidiary and the Participant regarding the terms of the Participant’s service as an employee, officer, director or consultant to the Company or a Subsidiary, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an employee, officer, director or consultant of the Company or a Subsidiary, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Subsidiary and the Participant, (iv) Participant’s disregard of the policies of the

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Company or a Subsidiary so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Subsidiary, or (v) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Subsidiary.

          "Change in Control” means:

          (i)  a change in the beneficial ownership of Interland’s voting stock (arising other than by means of a tender offer) such that any Person becomes a Beneficial Owner, directly or indirectly, of securities of Interland representing a Control Share. A “Change in Control” shall not include ownership by any Person, who (A) as of the date hereof (January 29, 2002) is the Beneficial Owner of securities representing a Control Share or (B) is an employee benefit plan (or related trust) sponsored or maintained by the Company or any 90% or more owned Subsidiary of Interland;

          (ii)  holders of voting securities of Interland approve the consummation of a Business Combination, unless, immediately following such Business Combination, each of the following two conditions is satisfied:

(A) all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock and voting securities of Interland immediately prior to such Business Combination beneficially own directly or indirectly, more than 50% of both the then-outstanding shares of Common Stock (or common stock equivalents) and the combined voting power of the then-outstanding securities entitled to vote generally, including in the election of directors, respectively, of the Acquiring Corporation in substantially the same proportions immediately prior to such Business Combination;

(B) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by Interland or by the Acquiring Corporation) beneficially owns, directly or indirectly, securities representing a Control Share of the Acquiring Corporation (except to the extent that such level of ownership in Interland existed prior to the Business Combination);

          (iii)  such time as the Continuing Directors do not constitute a majority of the Board (or, if applicable, the Board of Directors of an Acquiring Corporation);

          (iv)  the holders of the voting securities of Interland approve a complete liquidation of Interland; or

          (v)  a tender offer (for which any required SEC filing under Section 14(d) of the Exchange Act has been made) is made for the Common Stock or other voting securities of Interland. In the case of a tender offer described in this paragraph (v), a “Change in Control” will be deemed to have occurred upon the first to occur of:

(A) any time during the offer when the Person making the offer either owns or has accepted for payment securities of Interland representing a Control Share; or

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(B) three business days before the offer is to terminate unless the offer is withdrawn first, if the Person making the offer would own, by the terms of the offer plus any shares owned by this Person, securities of Interland representing a Control Share when the offer terminates.

          “Code” means the Internal Revenue Code of 1986, as amended.

          “Committee” means the committee created and appointed by the Board to administer this Plan, or if no committee is created and appointed, the Board.

          “Company” means Interland, Inc., or any successor corporation.

          “Continuing Director” means at any date a member of the Board (i) who was a member of the Board on the date hereof (January 29, 2002) or (ii) who was nominated or elected in a formal resolution adopted by at least a majority of the directors who were Continuing Directors at the time of such nomination or election provided, however, that there shall be excluded from the definition of Continuing Director any individual whose assumption of the office occurred as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board.

          “Control Share” with regard to securities of Interland or an Acquiring Corporation, means ownership of either (x) 50 percent or more of the total voting power of the then outstanding securities, or (y) 50 percent or more of the outstanding Common Stock. Percentage ownership shall be computed in accordance with Rule 13d-3 promulgated under the Exchange Act.

          “Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          “Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

          “Fair Market Value” means, as of any date, the value of a share of the Company Common Stock determined as follows:

(a)	if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b)	if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

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(c)	if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine); or

(d)	if none of the foregoing is applicable, by the Committee in good faith.

          “Family Member” includes any of the following:

(a)	child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(b)	any person (other than a tenant or employee) sharing the Participant’s household;

(c)	a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(d)	a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(e)	any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

          “Insider” means an officer or director of the Company, Inc. or a Subsidiary or any other person whose transactions in the Company Common Stock are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

          “ISO” means an Incentive Stock Option within the meaning of Section 422 of the Code.

          “Notice of Grant” means, with respect to each Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

          “NQSO” means a nonqualified stock option that does not qualify as an Incentive Stock Option within the meaning of the Code.

          “Option” means an award of an option to purchase Shares pursuant to Section 5 hereof.

          “Participant” means a person who receives an Award under this Plan.

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          “Person” shall mean an individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

          “Plan” means this 2002 Equity Incentive Plan, as amended from time to time.

          “SEC” means the Securities and Exchange Commission.

          “Securities Act” means the Securities Act of 1933, as amended.

          “Shares” means shares of the Interland, Inc. Common Stock, $0.01 par value, reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 16 hereof, and any successor security.

          “Subsidiary” means any corporation (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          “Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or a Subsidiary. A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days (a) unless reinstatement upon the expiration of such leave is guaranteed by contract or statute, or (b) unless provided otherwise pursuant to formal policy adopted from time to time by the Board and issued and promulgated in writing. In the case of any Participant on (i) sick leave, (ii) military leave or (iii) an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Notice of Grant. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

          “Unvested Shares” means “Unvested Shares” as defined in the Notice of Grant.

          “Vested Shares” means “Vested Shares” as defined in the Notice of Grant.

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This Proxy is solicited on behalf of the Board of Directors.

INTERLAND, INC.
303 Peachtree Center Avenue, Suite 500
Atlanta, Georgia 30303

ANNUAL MEETING OF SHAREHOLDERS
April 24, 2002

     The undersigned shareholder(s) of Interland, Inc., a Minnesota corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated March      , 2002, and hereby appoints Joel J. Kocher and David A. Buckel, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Interland, Inc., to be held on Wednesday, April 24, 2002, at 10:00 a.m., Eastern Time, at the company’s offices located at 303 Peachtree Center Avenue, Suite 500, Atlanta, Georgia, and at any adjournment(s) or postponement(s) thereof (the “Annual Meeting”), and to vote, as designated on the proposals below, all shares of Interland, Inc. Common Stock which the undersigned would be entitled to vote, if then and there personally present, on all matters set forth on the reverse side:

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side)

INTERLAND, INC.

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2

Vote On Proposals

1.	Approval of the Company’s 2002 Equity Incentive Plan.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.	Approval of an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of Common Stock from 200,000,000 to 210,000,000 shares.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

and in their discretion, upon such other matter or matters which may properly come before the Annual Meeting.

     The shares represented by this Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR items 1, 2 and 3 above. If any other matters properly come before the Annual Meeting, the persons named in this Proxy will vote in their discretion.

Dated_______________________________, 2002

Signature

Signature

     (This Proxy should be voted, signed and dated by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all persons having an interest therein should sign.)